Exhibit 10.8

FORM OF AMENDMENT NO. 1 TO THE INDEMNITY AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Indemnity Agreement, dated March 29, 2017 (the “Original Agreement”), by and between Alta Mesa Resources, Inc., a Delaware corporation (the “Company”) (formerly, Silver Run Acquisition Corporation II), and [•] (the “Indemnitee”), is entered into by Company and Indemnitee and is dated as of February 9, 2018. Capitalized terms used herein but not defined in this Amendment have the meanings given to such terms in the Original Agreement.

RECITALS

WHEREAS, the Company and Indemnitee entered into the Original Agreement, pursuant to which Company agreed to indemnify Indemnitee for services provided as an officer or director, advisor or in another capacity for the Company;

WHEREAS, pursuant to Section 20 of the Original Agreement, the Original Agreement may be supplemented, modified or amended only by a written instrument duly executed by the Company and Indemnitee; and

WHEREAS, the Company and Indemnitee desire to amend the Original Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendments to Section 2. Section 2(c)(i) and Section 2(c)(iii) of the Original Agreement is hereby amended by including the phrase “High Mesa Holdings, LP, High Mesa, Inc., AM Equity Holdings, LP, KFM Holdco, LLC, HPS Investment Partners, LLC or Bayou City Energy Management, LLC,” after the references to “Riverstone Investment Group LLC,” contained therein.

In addition, the following shall be added to Section(c) after subclause (v):

“The Company and the Indemnitee agree that, notwithstanding anything to the contrary in this Section 2(c), the transactions contemplated by: (i) that certain Contribution Agreement, dated as of August 16, 2017, among High Mesa Holdings, LP, a Delaware limited partnership (the “Alta Mesa Contributor”), High Mesa Holdings GP, LLC, a Texas limited liability company, Alta Mesa Holdings, LP, a Texas limited partnership, Alta Mesa Holdings GP, LLC, a Texas limited liability company, the Company and, solely for certain provisions therein, the equity owners of the Alta Mesa Contributor, (ii) that certain Contribution Agreement, dated as of August 16, 2017, among KFM Holdco, LLC, a Delaware limited liability company (the “Kingfisher Contributor”), Kingfisher Midstream, LLC, a Delaware limited liability company, the

Company and, solely for certain provisions therein, the equity owners of the Kingfisher Contributor and (iii) that certain Contribution Agreement, dated as of August 16, 2017, between Riverstone VI Alta Mesa Holdings, L.P., a Delaware limited partnership, will not constitute a Change in Control pursuant to this Agreement.”

ARTICLE II

MISCELLANEOUS

2.1 No Other Amendments; No Waiver of Rights. Except as amended by this Amendment, the Original Agreement shall remain unmodified and in full force and effect.

2.2 Applicable Law and Consent to Jurisdiction. This Amendment and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. To the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Amendment shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Amendment; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 of the Original Agreement or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

2.3 Identical Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Amendment. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Indemnity Agreement to be signed as of the day and year first above written.

ALTA MESA RESOURCES, INC.

By:

Name:	Harlan H. Chappelle
Title:	Chief Executive Officer

INDEMNITEE

By:

Name:
Title:

[Signature Page to Indemnity Agreement Amendment]